Exhibit 10.14
OFFICE LEASE AGREEMENT
by and between
EXPONENT REALTY, LLC.
a Delaware limited liability company
(“Landlord”)
and
Corcept Therapeutics Incorporated,
a Delaware corporation
(“Tenant”)
For approximately
7,702
rentable square feet
at 149 Commonwealth Drive, Menlo Park, California
(“Premises”)

TABLE OF CONTENTS

1.	Parties	1

2.	Premises	1

3.	Definitions	1

4.	Lease Term	3
	A. Term	3
	B. Commencement Date	3
	C. Commencement Date Memorandum	4
	D. Early Entry	4
	E. Option To Extend	4

5.	Rent	4
	A. Prorations	5
	B. Periodic Adjustments	5
	C. Determination of Monthly Base Rent During Extension Term	5

6.	Late Payment Charges	6

7.	Security Deposit	7

8.	Holding Over	7

9.	Tenant Improvements	7

10.	Condition of Premises	7

11.	Use of the Premises	7
	A. Tenant’s Use	8
	B. Compliance	8
	C. Toxic Material	8
	D. Transportation Systems Management	9
	E. Rules and Regulations	9

12.	Quiet Enjoyment	10

13.	Alterations	10

14.	Surrender of the Premises	10

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15.	Operating Expenses	11
	A. Payment by Tenant	11
	B. Operating Expenses	11
	C. Adjustment	13
	D. Failure to Pay	14

16.	Taxes and Assessments	14
	A. Payment by Tenant	14
	B. Annual Assessments	14
	C. Taxes Levied Against Tenant’s Alterations and Personal Property	14
	D. Failure to Pay	15

17.	Utilities and Services	15
	A. Services Provided by Landlord	15
	B. Services Exclusive to Tenant	15
	C. Hours of Service	15
	D. Excess Usage by Tenant	15
	E. Interruptions	15
	F. After Hours HVAC	15
	G. Paging	16

18.	Repair and Maintenance	16
	A. Premises, Building and Outside Area	16
	B. Control and Reconfiguration	17
	C. Waiver	17
	D. Compliance with Governmental Regulations	17
	E. Repair Where Tenant at Fault	18

19.	Fixtures	18

20.	Liens	18

21.	Landlord’s Right to Enter the Premises	18

22.	Signs	18

23.	Insurance	18
	A. Indemnification	18
	B. Tenant’s Insurance	19
	C. Landlord’s Insurance	19
	D. Evidence of Insurance	19
	E. Co-Insurer	19
	F. Insurance Requirements	19

	G. No Limitation of Liability	20
	H. Landlord’s Disclaimer	20
	I. Increased Coverage	20

24.	Waiver of Subrogation	20

25.	Damage or Destruction	20
	A. Partial Damage — Insured	20
	B. Partial Damage — Uninsured	20
	C. Total Destruction	21
	D. Tenant’s Election	21
	E. Landlord’s Obligations	21
	F. Damage Near End of Term	21

26.	Condemnation	21
	A. Total Taking — Termination	21
	B. Partial Taking	22
	C. No Apportionment of Award	22
	D. Temporary Taking	22

27.	Assignment and Subletting	22
	A. Landlord’s Consent	22
	B. Information to be Furnished	22
	C. Landlord’s Alternatives	23
	D. Proration	23
	E. Executed Counterpart	23
	F. Surrender of Lease	23
	G. No Mortgages	23
	H. Effect of Default	23
	I. Permitted Transfers	23

28.	Sale Lease-Back	24

29.	Default	24
	A. Tenant’s Default	24
	B. Remedies	25
	C. Landlord’s Default	26

31.	Notices	26

33.	Estoppel Certificates	27

34.	Transfer of the Project by Landlord	27

35.	Landlord’s Right to Perform Tenant’s Covenants	27

36.	Tenant’s Remedy	28

37.	Mortgagee Protection	28

38.	Brokers	28

39.	Acceptance	28

40.	Recording	28

41.	Modifications for Lender	28

42.	Parking	28

43.	Use of Property Name Prohibited	29

44.	Interest	29

45.	Quitclaim	29

46.	Security	29
	A. Landlord Reservations	29
	B. Tenant Prohibitions	29
	C. Security Regulations	29

47.	Right of First Refusal	30

48.	Ownership of Furniture and Fixtures	30

49.	General	31
	A. Captions	31
	B. Executed Copy	31
	C. Time	31
	D. Severability	31
	E. Choice of Law	31
	F. Interpretation	31
	G. No Effect of Remeasurement	31
	H. Binding Effect	31
	I. Waiver	31
	J. Entire Agreement	31
	K. Authority	31
	L. Exhibits	31

v

OFFICE LEASE AGREEMENT
INFORMATION SHEET
(“INFORMATION SHEET”)

A.	PARTIES

	1.	Landlord:	EXPONENT REALTY, LLC, a Delaware limited liability company

	2.	Tenant:	Corcept Therapeutics Incorporated, a Delaware corporation

B.	EFFECTIVE DATE		May 23, 2005

C.	BASIC LEASE PROVISIONS

	1.	Premises:

		a. Address:	149 Commonwealth Drive, Suite 1170 Menlo Park, California 94025

		b. Floor:	First Floor

		c Total Building rentable area (approx.):	153,736 square feet

	2.	Rentable Area and Load Factor:	7,702 rentable square feet

		a. Useable Area (approx.)	6,697 useable square feet

		b. Load Factor (approx.)	15%

	3.	Term:	Thirty (30) months [assuming that the Commencement Date is the Estimated Commencement Date], commencing on the Commencement Date and ending on December 31, 2007, as such term may be extended or sooner terminated as provided in this Lease

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4.	Estimated Commencement Date:	July 1, 2005

5.	Tenant’s Building Percentage:	Four percent (4%)

6.	Base Rent:	One dollar eighty five ($1.85) per rentable square foot per month full service for the entire lease term (or $14,248.70 monthly) with no annual increases.

7.	Security Deposit:	Fourteen thousand two hundred forty-eight dollars and seventy cents ($14,248.70)

8.	Base Year:	2005 (2005-2006 fiscal year for Real Property Taxes)

9.	Adjustments to monthly Base Rent:	None

10	Broker(s):	Cushman & Wakefield of California, Inc. and The Staubach Company

11	Address for Notices:

	Landlord:	Exponent Realty, LLC 149 Commonwealth Drive Menlo Park, California 94025 Attn: Director of Corporate Facilities

	Tenant:	From and after the Commencement Date:
Corcept Therapeutics Incorporated 149 Commonwealth Drive Menlo Park, California 94025 Attn: Mark Strem

12	TI Allowance:	N/A

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OFFICE LEASE AGREEMENT
     1. Parties. THIS OFFICE LEASE AGREEMENT (“Lease”), effective as of the date (“Effective Date”) set forth in section B of the Office Lease Agreement Information Sheet (“Information Sheet”), is entered into by and between Exponent Realty, LLC, a Delaware limited liability company (“Landlord”), and the entity set forth in section A.2. of the Information Sheet (“Tenant”).
     2. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of that certain Building located in the City of Menlo Park, County of San Mateo, State of California containing the total rentable floor area set forth in section C.2. of the Information Sheet, as more particularly shown on EXHIBIT A (“Premises”), and located at the address, as designated in section C.1. of the Information Sheet, together with a right in common to the Outside Area, as defined in Paragraph 3.K., of the Property, as defined in Paragraph 3.N. Tenant’s right to use the Outside Area shall be a right in common with other tenants of the Property and is subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area. The currently existing such rules and regulations are set forth on EXHIBIT E.
     3. Definitions. The following initially capitalized terms shall have the following meanings when used in this Lease:
               A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, telecommunication cabling, partitioning, drapery and carpentry installations.
               B. Building. That certain building on the Property, commonly known as 149 Commonwealth Drive, Menlo Park, California 94025, containing an aggregate rentable area in the approximate amount set forth in section C.1.c. of the Information Sheet.
               C. CC&R’s. The declaration of covenants, conditions, restrictions and easements contained in that certain Grant Deed dated May 12, 1965 established by David D. Bohannon and Ophelia E. Bohannon and recorded on May 14, 1965 in Book 4953 at page 326 et. seq., of the Official Records of San Mateo County, California, as they may be amended from time to time. Tenant hereby acknowledges that it has received and read a copy of the present CC&R’s.
               D. City. The City of Menlo Park in the State of California.
               E. Commencement Date. The Commencement Date of this Lease shall be the first day of the Lease Term determined in accordance with Paragraph 4.B.
               F. County. The County of San Mateo in the State of California.
               G. HVAC. Heating, ventilating and air conditioning.
               H. Interest Rate. Interest Rate shall have the meaning set forth in Paragraph 44.
               I. Landlord’s Agents. Landlord’s authorized agents, together with any partners and any subsidiary, parent, and affiliate corporations, partnerships, limited liability partnerships or limited liability companies of Landlord, and any directors, officers, shareholders, members, managers, partners and employees of Landlord or of any such agents, partners, or subsidiary, parent or affiliate corporations, partnerships, limited liability partnerships or limited liability companies.

               J. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease. Such amount includes monthly Base Rent (as defined in section C.6 of the Information Sheet) and the Monthly Operating Expense Reimbursement, as provided in such Paragraph 5.A(ii).
               K. Outside Area. All areas and facilities within the Property, but outside the Building, provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, and the exterior walls and windows of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area. The current rules and regulations are set forth on EXHIBIT E.
               L. Permitted Transferees. Such term has the meaning given to it in Section 27(i).
               M. Project. The Property, Building (including the Premises), and Outside Area.
               N. Property. That certain real property, described in EXHIBIT B upon which is located the Building.
               O. Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, interest or penalty (unless a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the value or area of the Project or any part thereof (or any improvements now or hereafter made to the Project or any portion thereof by Landlord, Tenant or other tenants) or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; (v) assessed for the purpose of constructing or maintaining or reimbursing the cost of construction of any streets, utilities or other public improvements; (vi) surcharged against the parking area; or (vii) levied upon any personal property of Landlord, Tenant or other tenants located on or used exclusively in connection with the operation of the Project. Notwithstanding anything to the contrary contained in this Lease, Real Property Taxes shall not include any of the following tax or assessment expenses: (a) gift taxes of Landlord or any federal, state or local income, sales or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to comply timely with its obligations pursuant to this Lease, (c) increases in Real Property Taxes (whether increases result from increased rate, valuation, or both) attributable to additional improvements to the Premises unless constructed for Tenant’s primary benefit or for the common benefit of Tenant and other tenants in the Project, and (d) any Real Property Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.
               P. Rent. Monthly Rent plus any other amounts payable by Tenant under this Lease, all other such amounts being additional rent hereunder for all purposes.
               Q. Sublet. Any assignment or transfer of any estate or interest in this Lease; any subletting or parting with or sharing of the occupation, control, or possession of the Premises, or of any part thereof or any right or privilege appurtenant thereto; allowing anyone to conduct business at or from the Premises (whether as concessionaire, franchisee, licensee, permittee, subtenant or otherwise); if Tenant is a corporation, any transfer of the effective voting control of Tenant; if Tenant is a partnership or limited liability company, any transfer of forty percent (40%) or more, in the aggregate, of the interests in either capital or profits of Tenant; any other transfer by voluntary or involuntary act or by operation of law (including by merger or consolidation); or any attempt to do any of the foregoing.
               R. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of fair market value) for Tenant’s assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant or for any services provided by Tenant.
               S. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.
               T. Tenant Improvements. Those certain improvements to the Premises to be constructed by Tenant pursuant to EXHIBIT C.
               U. Tenant’s Agents. Tenant’s agents, employees, officers, directors, members, partners, contractors, representatives, invitees and licensees.
               V. Tenant’s Building Percentage. The percentage determined by dividing the approximate rentable square footage of the Premises by the approximate total rentable square footage of the Building. Tenant’s Building Percentage is currently agreed to be the percentage set forth in section C.5. of the Information Sheet.
               W. Tenant’s Personal Property. Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.
               X. Term. The term of this Lease set forth in Paragraph 4.A., as it may be sooner terminated under the terms hereof or as it may be extended hereunder pursuant to any options to extend granted herein or by any written amendments to or extensions of this Lease.
     4. Lease Term.
               A. Term. The Term shall be the period set forth in section C.3. of the Information Sheet, commencing on the Commencement Date, as defined below, and ending 5:00 p.m. on the last day of such period, unless the Term is extended or sooner terminated, as hereinafter provided.
               B. Commencement Date. Commencement Date shall be defined to mean the earliest to occur of the following:
                    (i) the date Tenant commences occupancy of any portion of the Premises for the conduct of its business; or
                    (ii) the date upon which the Tenant Improvements have been Substantially Completed, as defined in the Tenant Improvements Work Letter attached hereto as EXHIBIT C and incorporated by reference herein (“Work Letter”), but in no event shall the Commencement Date occur prior to July 1, 2005.
               If Landlord fails to deliver the Premises to Tenant with the Tenant Improvements Substantially Completed (excluding, however, items 6 and 7 in Section 1 of the Work Letter) by June 30, 2005 for any reason other than due to a Tenant Delay (as defined in the Work Letter), (i) Landlord shall reimburse Tenant for Tenant’s holdover rent amount for its current premises in the amount that is above and beyond the existing base rent and expenses required to be paid by Tenant under its current lease until the Commencement Date occurs, and Tenant shall not be obligated to pay any Rent hereunder until the date that Landlord delivers possession of the Premises to Tenant with the Tenant Improvements Substantially Completed (which date shall then be deemed the Commencement Date). No such delay in the Commencement Date shall alter the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding anything to the contrary contained in this Lease, if Landlord has not delivered the Premises to Tenant in the required condition by August 1, 2005, excluding, however, items 6 and 7 in Section 1 of the Work Letter) Tenant shall have the right to terminate this Lease as of such date, in which case neither party shall have any further rights or obligations under this Lease and Landlord promptly shall refund to Tenant all sums paid by Tenant to Landlord in connection with Tenant’s execution of this Lease.
               C. Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as EXHIBIT D, setting forth the Commencement Date and Expiration Date.
               D. Early Entry. Landlord shall permit Tenant to enter upon the Premises from and after the date of full execution of this Lease for the purpose of commencing construction of the Tenant Improvements, in accordance with the provisions of EXHIBIT C, installing its furniture, fixtures and telephone, internet and data communications cabling and wiring or any other purpose, excluding the conduct of its business; provided, however, that Tenant may occupy the Premises for the purpose of conducting its business thereon from June 20, 2005 until the Commencement Date. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Rent which shall commence on the date set forth in Paragraph 4.B. Landlord shall have the right to impose such additional reasonable conditions on Tenant’s early entry as Landlord reasonably shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement in form reasonably satisfactory to Tenant containing such conditions prior to Tenant’s early entry.
               E. Option To Extend.
                    (i) Conditions to Exercise of Option. Provided that Tenant is not in Default under this Lease at the time of exercise of the option to extend or at the commencement of the extension term, Tenant shall have the right to extend the Term of this Lease for an additional period of one (1) year (“Extension Term”) commencing upon January 1, 2008.
                    (ii) Notice of Exercise. If Tenant elects to extend this Lease for the Extension Term, Tenant shall deliver written notice (“Exercise Notice”) of its exercise to Landlord not earlier than two hundred seventy (270) days prior to the Expiration Date of the initial Term of this Lease and not less than one hundred eighty (180) days prior to the Expiration Date of the initial Term of this Lease. Tenant’s failure to deliver the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s rights to extend the Term of this Lease.
                    (iii) Terms of the Extension Term. The delivery of an Exercise Notice shall constitute an irrevocable election by Tenant to extend the Term of the Lease upon the terms, covenants and conditions set forth herein. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that (i) Tenant shall not be entitled to any further option to extend after the Extension Term; (ii) the Monthly Base Rent for the Extension Term shall be adjusted as provided in Paragraph 5.D.; and (iii) no provisions relating to the initial delivery of the Premises to Tenant (including, but not limited to, any TI Allowance provisions) shall be applicable to the Extension Term.
                    (iv) Extension Option Personal to Original Tenant. The option to extend granted to Tenant pursuant to this Paragraph 4.E. shall not be assignable to any successor or assign of Tenant except for a Permitted Transferee, and shall terminate at the option of Landlord, if, at any time during the initial Term of this Lease, Tenant has subleased all or any portion of the Premises to any other party except for a Permitted Transferee.
     5. Rent.
          Monthly Rent. Upon execution of this Lease by Tenant, Tenant shall prepay the first month’s Base Rent. On or before the first day of each calendar month, without prior notice or demand, deduction or offset,

Tenant shall pay Monthly Rent to Landlord, in lawful money of the United States at the Office of the Landlord specified in section C.11. of the Information Sheet, or to such other place or person as Landlord may designate in the manner set forth in Paragraph 31. Monthly Rent shall consist of the sum of the following:
               (i) Base Rent. Base Rent in the amount specified in section C.6. of the Information Sheet; and
               (ii) Monthly Operating Expense Reimbursement. Commencing on January 1, 2006, the Monthly Operating Expense Reimbursement (“Monthly Operating Expense Reimbursement”) equal to one twelfth (1/12) of Tenant’s Property Percentage of the amount by which Landlord’s estimate of the Operating Expenses for the relevant calendar year of the Term exceeds the Base Year Operating Expenses, as such terms are defined in Paragraph 15.
          A. Prorations. If the Commencement Date is not the first (1st) day of a month, or if the termination date is not the last day of a month, a prorated monthly installment based on a thirty (30) day month shall be paid for the fractional month during which this Lease commences or terminates.
          B. Periodic Adjustments. INTENTIONALLY OMITTED.
          C. Determination of Monthly Base Rent During Extension Term.
               (i) Extension Term Initial Monthly Base Rent. The monthly Base Rent during the first year of the Extension Term shall be equal to the greater of (i) ninety five percent (95%) of the “Fair Market Rental Value” of the Premises for the first year of the Extension Term as of the first day of the Extension Term determined as provided herein or (ii) the monthly Base Rent for the last month of the initial Term of the Lease, as adjusted as provided in Paragraph 5.C. of this Lease and section C.9. of the Information Sheet (as so determined pursuant to clause (i) or (ii) above) (the “Extension Term Initial Monthly Base Rent”).
               (ii) Fair Market Rental Value. Fair Market Rental Value as used herein shall mean: 100% of the monthly base rent and other amounts new or renewal tenants (who do not have any below market renewal rights) are then generally agreeing to pay under leases then being executed or renewed for comparable, improved office space in the Highway 101/Menlo Park submarket for office space. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to all relevant factors, including, without limitation, such factors as credit-worthiness of the tenant, the duration of the term, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses. the uses of the Premises permitted under this Lease and the quality, condition, size, design and location of the Premises. Notwithstanding anything to the contrary contained in this Lease, the base year for the Extension Term shall be the calendar year in which the Extension Term commences.
               (iii) Landlord and Tenant to Seek to Agree. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice in which to seek to agree on the Extension Term Initial Monthly Base Rent. If Landlord and Tenant agree on the Extension Term Initial Monthly Base Rent during such thirty (30) day period (or at any time thereafter), they immediately shall execute an amendment to this Lease confirming the Extension Term Initial Monthly Base Rent as so agreed as the monthly Base Rent for the first year of the Extension Term.
               (iv) Selection of Brokers to determine the Extension Term Initial Monthly Base Rent. If Landlord and Tenant are unable to agree on the Extension Term Initial Monthly Base Rent within the thirty (30) day period, then within ten (10) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least five (5) years’ full-time commercial brokerage experience in the geographical area of the

Project (a “Broker”) to evaluate and set the Extension Term Initial Monthly Base Rent. If either Landlord or Tenant does not appoint a Broker within ten (10) days after the other party has given notice of the name of its Broker, the single Broker appointed shall be the sole Broker and shall set the Extension Term Initial Monthly Base Rent. If two (2) Brokers are appointed by Landlord and Tenant as stated in this Paragraph, they shall meet promptly and attempt to set the Extension Term Initial Monthly Base Rent. If the two (2) Brokers are unable to agree within thirty (30) days after the second Broker has been appointed, they shall attempt to select a third Broker meeting the qualifications stated in this Paragraph (with the additional qualification that such third Broker shall have had no prior, current, or presently committed future business or personal relationship with either Landlord or Tenant) within ten (10) days after the last day the two (2) Brokers are given to set the Extension Term Initial Monthly Base Rent; provided, however, if the two Broker’s proposed Extension Term Initial Monthly Base Rent figures are ten percent (10%) or less apart, the two figures shall be added together and such total be divided by two to determine the Extension Term Initial Monthly Base Rent. If they are unable to agree on the third Broker, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the then Presiding Judge of the Superior Court of San Mateo County for the selection of a third Broker who meets the qualifications stated in this Paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third Broker and of paying the third Broker’s fee.
               (v) Value Determined by Three (3) Brokers. Within thirty (30) days after the selection of the third Broker, a majority of the Brokers shall set the Extension Term Initial Monthly Base Rent. If a majority of the Brokers is unable to set the Extension Term Initial Monthly Base Rent within the stipulated period of time, the three (3) evaluations shall be added together and their total divided by three (3); the resulting quotient shall be the Extension Term Initial Monthly Base Rent for the Premises. If the low evaluation is more than ten percent (10%) lower than the middle evaluation, the low evaluation shall be disregarded; if the high evaluation is more than ten percent (10%) higher than the middle evaluation, the high evaluation shall be disregarded. If only one (1) evaluation is disregarded, the remaining two (2) evaluations shall be added together and their total divided by two (2); the resulting quotient shall be the Extension Term Initial Monthly Base Rent for the Premises. If both the low evaluation and the high evaluation are disregarded as stated in this Paragraph, the middle evaluation shall be the Extension Term Initial Monthly Base Rent for the Premises.
               (vi) Notice to Landlord and Tenant. After the Extension Term Initial Monthly Rent for the first year of the Extension Term has been set, the Brokers shall notify Landlord and Tenant immediately and Landlord and Tenant shall immediately execute an amendment to this Lease confirming the Extension Term Initial Monthly Rent as so determined as the Monthly Rent for the first year of the Extension.
     6. Late Payment Charges. TENANT ACKNOWLEDGES THAT LATE PAYMENT BY TENANT TO LANDLORD OF RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS LEASE WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX. THEREFORE, IF ANY INSTALLMENT OF RENT OR ANY OTHER CHARGE DUE FROM TENANT IS NOT RECEIVED BY LANDLORD WITHIN FIVE DAYS FOLLOWING THE DATE OF LANDLORD’S DELIVERY OF WRITTEN NOTICE TO TENANT STATING THAT SUCH AMOUNT WAS NOT RECEIVED ON OR BEFORE THE DATE DUE, TENANT SHALL PAY TO LANDLORD AN ADDITIONAL SUM EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OVERDUE AS A LATE CHARGE. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY TENANT. SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF PARAGRAPH 44.
Initials:

/s/ MRG	/s/ FK

Landlord	Tenant

     7. Security Deposit. By execution hereof, Landlord acknowledges receipt of the sum set forth in section C.7. of the Information Sheet from Tenant, as security for the faithful performance by Tenant of all of the terms and conditions of this Lease to be kept and performed by Tenant during the term hereof (“Security Deposit”). As the Monthly Rent is adjusted under the provisions of this Lease, Tenant shall pay an additional amount to Landlord to maintain the amount of the Security Deposit equal to the then effective Monthly Rent under this Lease. The Security Deposit shall secure Tenant’s obligations hereunder to pay rent and all other sums due to Landlord hereunder, to maintain the Premises and repair damages thereto as provided in this Lease, to surrender the Premises to Landlord in clean condition and good repair upon termination of this Lease and timely to discharge Tenant’s other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant commits a Default hereunder, then Landlord may, but without any obligation so to do, apply that portion of the Security Deposit necessary to cure such Default and to reimburse Landlord for any sums incurred by Landlord as a result of such Default. If Landlord does so apply any portion of the Security Deposit, Tenant, within five (5) days after receipt of written demand by Landlord, shall pay to Landlord a sufficient amount in cash to restore the Security Deposit to its full original amount. On the expiration or earlier termination of this Lease, if Tenant has then fully performed all its obligations hereunder, Landlord shall return the Security Deposit to Tenant not more than thirty (30) days after Tenant has surrendered the Premises to Landlord in the condition required by this Lease. If Landlord, prior to the expiration of the term of this Lease, sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord shall deliver the Security Deposit to the transferee, whereupon, Landlord shall have no further liability to Tenant concerning the Security Deposit. In the event that the Security Deposit is delivered to Landlord in the form of a letter of credit, to the extent permitted under this Lease, Landlord shall be entitled to draw the entire amount of such letter of credit in the event that such letter of credit is not extended for an additional one year period by the issuing bank on or before the date that is thirty (30) days prior to the expiration date thereof. In such event, Landlord shall hold such cash proceeds of the applicable letter of credit as the Security Deposit hereunder.
     8. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further term, and in such case, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent paid during the last month of the Term and all other sums due hereunder shall be payable in the amount and at the time applicable at the time of expiration and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease, excluding any option to extend the Term. In addition, Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including reasonable attorneys’ fees and costs, arising out of Tenant’s failure to surrender the Premises at the expiration of the Term, including, without limitation, any such damages resulting from Landlord’s inability to honor its commitments to any other tenant for the Premises.
     9. Tenant Improvements. Landlord and Tenant agree to the terms and procedures for the planning, construction and funding of the construction of the Tenant Improvements as set forth in EXHIBIT C.
     10. Condition of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in “As Is” condition in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor Landlord’s Agents have made any representations or warranties as to the suitability or fitness of the Premises or any other part of the Project (including, without limitation, the intrabuilding network cabling) for the conduct of Tenant’s business or for any other purpose, nor has Landlord or Landlord’s Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premise except as expressly provided in Exhibit C of this Lease.
     11. Use of the Premises.

          A. Tenant’s Use. Tenant shall use the Premises solely for general office purposes and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant agrees that the Property is subject and this Lease is subordinate to the CC&R’s. Tenant acknowledges that it has read the CC&R’s and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform and comply with the CC&R’s and any modification or amendments thereof. Tenant shall comply with all duly adopted rules, regulations and restrictions as may be adopted from time to time by any committee established pursuant to the CC&Rs (“Association”). Any periodic or special dues or Outside Area assessments of the Association shall be included within the definition of Operating Expenses pursuant to Paragraph 15.B. and Tenant shall pay Tenant’s Property Percentage of such amounts over the Base Year amounts as further set forth in Paragraph 15. Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including reasonable attorneys’ fees and costs, arising out of the actual or asserted failure of Tenant to perform or comply with the CC&R’s. Tenant shall not permit or make any use of the Premises which will increase the existing rate of insurance upon the Project, or cause the cancellation of any insurance policy covering the Project, or any part thereof. If any insurance policy covering the Project is canceled as a result of Tenant’s or Tenant’s Agent’s acts or omissions, then Landlord, in addition to such remedies as Landlord may have under this Lease or pursuant to law or equity, shall be entitled to reimbursement from Tenant within ten (10) days after receipt of written demand therefor for the entire amount of any additional amount which must be paid for a new insurance policy.
          B. Compliance. Tenant shall not use the Project or permit Tenant’s Agents to do anything in or about the Project in conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project. If any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities requires any capital improvement to the Premises or the Building solely as the result of Tenant’s particular use of the Premises, then Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for the cost of performing the same); provided, however, that if such capital improvement is so required for any reason other than Tenant’s particular use of the Premises, then Landlord shall be responsible for the same, at Landlord’s sole cost and expense, subject to Landlord’s right to include such amounts as Operating Expenses on an amortized basis as provided in Paragraph 15.B. Tenant shall not abandon the Premises; provided, however, that if Tenant vacates the Premises while performing all of Tenant’s other obligations under this Lease, such vacation shall not be deemed an abandonment and a Default hereunder. Tenant shall not commit any public or private nuisance or any other act or practice which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby properties. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any material of any nature whatsoever outside the Building. If as a result of any use or change in use of the Premises by Tenant or any Alteration (including, without limitation, the Tenant Improvements) made to the Premises by or on behalf of Tenant, any alterations are required to the Premises, the Building or the Project (including, but not limited to, the Americans with Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for the cost of performing the same).
     C. Toxic Material. Tenant, at its sole cost, shall comply with and cause Tenant’s Agents to comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”) as they may be amended from time to time (collectively, “Toxic Materials”). If Tenant or Tenant’s Agents desire to store, use or dispose of any Toxic Materials in, on or about the Premises (other than the storage and use of reasonable quantities of customary office supplies), Tenant shall first request and obtain Landlord’s approval to such proposed storage, use or disposal in writing, which request must be made at least ten

(10) days prior to the storage, use or disposal thereof in, on or about the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be permitted to use ordinary office and cleaning products in amounts reasonably necessary for Tenant’s permitted use of the Premises (“Permitted Toxic Materials”), and Landlord hereby consents to such use by Tenant. Whether or not Landlord is aware or approves of the storage, use or disposal of any Toxic Material by Tenant or Tenant’s Agents, Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord’s Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents, including without limitation, any such claims, costs, damages and liabilities (including reasonable attorneys’ fees and costs) arising out of or in connection with any investigation, testing, remediation, removal, clean-up and/or restoration services, work, materials and equipment necessary to return the Premises and any other property of whatever nature to their condition existing prior to the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents in, on or about the Premises or the Project, and to otherwise satisfactorily investigate and remediate the contamination arising therefrom to the reasonable satisfaction of Landlord and all governmental authorities. If at any time during or after the term of this Lease, as it may be extended, Tenant becomes aware of any injury, investigation, administrative proceeding, or judicial proceeding regarding the storage, use or disposition of any Toxic Materials by Tenant or Tenant’s Agents on or about the Premises or the Project, Tenant shall within five (5) days after first learning of such injury, investigation or proceeding give Landlord written notice advising Landlord of same. Tenant acknowledges receipt of a copy of that certain June 1998 Focused Environmental Site Assessment, 149 Commonwealth Drive, Menlo Park, California, dated as of August 16, 1998, prepared by The Gauntlett Group, LLC, together with all attachments thereto (“Site Assessment”), that Landlord previously made available to Tenant, and which Tenant agrees to maintain in confidence. In addition, Landlord utilizes Toxic Materials in the operation of its business. Landlord represents and warrants to Tenant that Landlord uses all such Toxic Materials in compliance with all applicable laws, rules, regulations and ordinances. Landlord shall be solely responsible for, and Tenant hereby is released from, and Landlord shall defend, indemnify and hold Tenant and Tenant’s Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the storage, use, generation, transportation, disposal or release of Toxic Materials (including, without limitation, the Toxic Materials disclosed in the Site Assessment) by any person other than Tenant or Tenant’s Agents, including without limitation, any such claims, costs, damages and liabilities (including reasonable attorneys’ fees and costs) arising out of or in connection with any investigation, testing, remediation, removal, clean up and/or restoration services, work, materials and equipment necessary to return the Premises and any other property of whatever nature to their condition existing prior to the storage, use, generation, transportation, disposal or release of Toxic Materials by any person other than Tenant or Tenant’s Agents in, on or about the Premises or the Project, and to otherwise satisfactorily investigate and remediate the contamination arising therefrom to the reasonable satisfaction of Tenant and all governmental au thorities. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.
          D. Transportation Systems Management. Tenant shall comply with the requirements of the City or County mandated parking or transportation systems management ordinances.
          E. Rules and Regulations. The Rules and Regulations for the Project in effect as of the Effective Date are attached hereto as EXHIBIT E. Landlord reserves the right to adopt or amend the Rules and Regulations from time to time in its reasonable discretion. Tenant agrees that Tenant, its employees and agents and, to the extent Tenant can require the same, its invitees and others over whom Tenant can reasonably be expected to exercise control, shall observe and perform the Rules and Regulations as they may be amended or adopted. A breach of the Rules and Regulations by Tenant or such persons shall constitute a Default under this Lease as if the Rules or Regulations were contained in this Lease as covenants of the Tenant. Tenant acknowledges that Landlord has no obligation to enforce, and shall have no liability for non-enforcement of, the Rules and Regulations. Notwithstanding the foregoing, in the event of any inconsistency between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control, and Landlord shall not enforce the Rules and Regulations in a discriminatory manner.

     12. Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, covenants and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.
     13. Alterations.Landlord hereby consents to Tenant’s design and construction of the Tenant Improvements, on the terms and subject to the conditions of Exhibit C. Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent and approval shall not be unreasonably withheld, conditioned or delayed. Landlord, at its sole option, may, however, require as a condition to the granting of any such consent, where the cost of any Alteration is estimated to be in excess of $15,000.00, that Tenant provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated costs of such intended improvements to the Premises, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Tenant shall, at its sole cost and expense, obtain all necessary permits and governmental inspections and approvals required in connection with any Alterations. All Alterations shall be installed at Tenant’s sole expense, in compliance with all applicable laws (including, but not limited to, The Americans With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), the Rules and Regulations and the CC&R’s, by a licensed contractor reasonably acceptable to Landlord, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Project. In the event that any Alteration made by Tenant necessitates the making of other alterations to the interior or exterior of the Building, the Outside Area or elsewhere within the Project for purposes of complying with applicable laws (including, but not limited to, The Americans With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), Tenant shall undertake such additional alterations at its sole cost and expense or shall, at Landlord’s option, reimburse Landlord for the cost and expenses incurred with respect to such additional alterations required for purposes of complying with applicable law as a result of Tenant’s Alterations. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at its option, at the time that Landlord grants consent therefor, require that Tenant, at Tenant’s expense, prior to the expiration of the Term of this Lease, remove any or all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, Tenant Improvements and normal wear and tear, acts of God, condemnation, Toxic Materials not stored, used, released or disposed of by Tenant or Tenant’s Agents excepted and subject to the provisions of Paragraph 25. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant’s intention to perform any work on the Premises at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record an appropriate Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.
     14. Surrender of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, Tenant Improvements, Alterations that Landlord did not require to have removed as a condition of installation, normal wear and tear, acts of God, Toxic Materials not stored, used, released or disposed of by Tenant or Tenant’s Agents and fire or other insured casualty for which Tenant is not otherwise obligated under the provisions of Paragraph 18 to repair excepted, with all interior areas cleaned. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if Tenant was responsible to maintain the same under the provisions of Paragraph 18 and if the same could have been prevented by good maintenance practices by Tenant. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings, and plumbing on the Premises and in good operating condition. Tenant shall prior to the expiration or termination of the Term remove from the Premises at Tenant’s sole cost all of Tenant’s Alterations required to be removed pursuant to Paragraph 13, and all Tenant’s Personal Property, including all voice, data, and security wiring installed by Tenant if requested by Landlord, and repair any damage and perform any restoration work caused or necessitated by any such removal. If Tenant fails to remove such Alterations and Tenant’s Personal Property, and such failure continues after the termination of this

Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord until paid.
     15. Operating Expenses.
          A. Payment by Tenant. Commencing on January 1, 2006 and continuing thereafter during the Term of this Lease, Tenant shall pay to Landlord, as Rent on a monthly basis as set forth in Paragraph 5.A., one-twelfth (1/12) of Tenant’s Property Percentage of the amount by which Landlord’s reasonable estimate of the Operating Expenses for each calendar year during the Term (after the Base Year) are reasonably estimated by Landlord to exceed the Operating Expenses incurred by Landlord for the Base Year, as such Base Year is specified in section C.8. of the Information Sheet (“Base Year Operating Expenses”).
          B. Operating Expenses. The term “Operating Expenses” shall mean all expenses, costs and disbursements (but not capital investment items except as otherwise expressly provided below, or specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair or operation of the Project and such additional building or Outside Area facilities in subsequent years as may be determined by Landlord to be necessary or appropriate. Operating Expenses shall include, but not be limited to, the following, all of which shall be included in the Base Year:
               (i) Wages and salaries of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services;
               (ii) All supplies and materials used in operation, repair and maintenance of the Project;
               (iii) Cost of all utilities, including surcharges, for the Project, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating for the Project;
               (iv) Cost of all maintenance and service agreements for the Project and the equipment thereon, including but not limited to, security and energy management services, window cleaning, floor waxing, elevator maintenance, janitorial service, engineers, gardeners, and trash removal services;
               (v) Cost of all insurance which Landlord or Landlord’s lender deems necessary or appropriate for the Project such as the cost of “All-Risk” property insurance including, at Landlord’s option, earthquake and flood coverage, insurance against loss of rents on an “All-Risk” basis, and a lender’s loss payable endorsement in favor of any lenders with respect to the Project, and naming Landlord and such lenders as insureds; and casualty and liability insurance applicable to the Building, Property and Outside Area and Landlord’s personal property used in connection therewith, naming Landlord and Landlord’s Agents as named or additional insureds;
               (vi) Cost of repairs and general maintenance (excluding repairs and general maintenance to the extent then paid by proceeds of insurance or other third parties);
               (vii) A management fee of no more than three percent (3%) of annual gross rentals generated by the Project (which management may be provided either by Landlord, affiliates of Landlord and/or by third parties) (the “Management Fee”), and with any space in the Project utilized by Landlord deemed to be leased at the rate of Monthly Rent under this Lease (on a rentable square foot basis);

               (viii) The costs of any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord in its management of the Building, Property or Outside Area;
               (ix) The cost of only those capital improvements (including interest) made to the Project after the Effective Date that are (i) intended to reduce other Operating Expenses (as to which the amortized cost to be included in Operating Expenses in any year shall be limited to the actual reduction in Operating Expenses during such year as a result thereof or (ii) are required to be made in order to conform to any changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations or orders of any governmental agencies having jurisdiction over the Building or which enhance in any material respect the general appearance or use of the Project or any portion thereof, with the cost of such capital improvements described in clauses (i) and (ii) above being amortized with interest at an annual rate of eight percent (8%) simple over the period Landlord reasonably determines to be the useful life of the capital improvement, consistent with applicable governmental requirements and generally accepted accounting principles consistently applied, with Tenant paying Tenant’s Building Percentage of such amortization payment for each month after such improvement is completed until the first to occur of the expiration of the Term or the end of the term over which such costs are required to be amortized.;
               (x) Real Property Taxes, as that term is defined in Paragraph 16; and
               (xi) Assessments, dues and other amounts payable pursuant to the CC&R’s, including any and all assessments and dues of the Association.
          The cost of additional or extraordinary services provided to Tenant and not paid or payable by Tenant pursuant to other provisions of this Lease shall be payable by Tenant on a monthly basis.
          Operating Expenses shall not include:
(a)	the cost of any additional or extraordinary services provided to other tenants of the Building;

(b)	costs paid for directly by Tenant;

(c)	principal and interest payments on loans secured by deeds of trust recorded against the Project;

(d)	real estate sales or leasing brokerage commissions; or

(e)	executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the manager of the Project (which manager’s salary is not included within the Management Fee).

(f)	attorneys’ fees, leasing commissions, costs and disbursements and other expenses incurred in connection with negotiations or disputes with Tenant, other occupants, or prospective tenant or occupants;

(g)	renovating or otherwise improving, decorating, painting or redecorating spaces for tenants or other occupants of the Project;

(h)	costs incurred due to violations by Landlord or any tenant of the terms and conditions of any lease;

(i)	advertising and promotional expenditures;

(j)	any fines or penalties incurred due to violations by Landlord of any law or governmental rule or authority;

(k)	the cost of any items for which the Landlord is actually reimbursed by condemnation proceeds, insurance carried (or required by this Lease to be carried and not so carried) or by warranty or for which Landlord is otherwise actually compensated;

(l)	costs for sculpture, painting or other objects of art;

(m)	charitable contributions;

(n)	any costs relating to Toxic Materials, asbestos and the like not resulting from actions of Tenant;

(o)	costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord or any tenants or other occupants of the terms and conditions of any lease of space or other agreements including this Lease.
          The Landlord shall not recover under this Section 15 or elsewhere in this Lease any item of cost more than once. In addition, notwithstanding anything to the contrary contained in this Lease, Tenant’s Building Share of any deductible for earthquake or flood insurance shall not exceed $10,000.00 per occurrence.
          C. Adjustment.
               (i) Projected Increases. Prior to or at any time after the commencement of each calendar year during the Term following the Base Year, Landlord may provide Tenant with notice of Landlord’s reasonable estimate of the amount by which the then current year’s Operating Expenses are projected, if at all, to exceed the Base Year Operating Expenses (the “Projected Increase in Operating Expenses”). Tenant shall thereafter during such year pay adjusted Monthly Rent which shall include as the Monthly Operating Expense Reimbursement an amount equal to one-twelfth (1/12) of Tenant’s Property Percentage multiplied by any Projected Increase in Operating Expenses.
               (ii) Accounting. Within ninety (90) days (or as soon thereafter as possible) after the close of the Base Year, Landlord shall provide Tenant a statement of the Base Year Operating Expenses. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year after the Base Year, Landlord shall provide Tenant a statement of (a) such year’s actual Operating Expenses, (b) the Base Year Operating Expenses, (c) the amount, if any, by which the actual Operating Expenses exceed the Base Year Operating Expenses (the “Actual Increase in Operating Expenses”), (d) the amount equating to Tenant’s Property Percentage of any Actual Increase in Operating Expenses and (e) the sum of any amounts theretofore paid by Tenant as Monthly Operating Expense Reimbursements pursuant to Paragraph 5.A. with respect to such year. If the amount set forth in clause (d) above exceeds the amount set forth in clause (e) above, Tenant shall pay the amount of such excess to Landlord within fifteen (15) days after receipt of such statement, which obligation shall survive the expiration or earlier termination of its Term of the Lease. If the amount set forth in clause (e) above exceeds the amount set forth in clause (d) above, Landlord shall credit the amount of such excess against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made. If Tenant disputes the amount of the Actual Increase in Operating Expenses stated in said statement, Tenant may designate, within sixty (60)days after receipt of such statement, an independent certified public accountant to inspect Landlord’s records, at Tenant’s sole cost. Tenant is not entitled to request that inspection, however, if Tenant is then in Default under this Lease. The accountant shall be a member of a nationally recognized accounting firm and shall not charge a fee based on the amount of the

Actual Increase in Operating Expenses that the accountant is able to save Tenant by the inspection. Such accountant and Tenant shall, at Landlord’s option, prior to the occurrence of any such inspection, execute a confidentiality agreement in form reasonably acceptable to the parties thereto in which such accountant and Tenant agree to maintain Landlord’s books and records and the results of such inspection in confidence. Tenant shall give reasonable notice to Landlord of the request for inspection, and the inspection shall be conducted in Landlord’s offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Actual Increase in Operating Expenses, a certification of the proper amount shall be made, at Tenant’s expense, by Landlord’s independent certified public accountant. That certification shall be final and conclusive. If any such certification demonstrates that Landlord’s statement overstated the amount of the Actual Increase in Operating Expenses, Landlord shall credit or reimburse the amount of Tenant’s Property Percentage thereof against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made. Such reimbursements are Tenant’s sole remedy for any error in such statement from Landlord.
               (iii) Proration. Tenant’s liability to pay Tenant’s Property Percentage of Operating Expenses in excess of Base Year Operating Expenses shall be prorated on the basis of a 365-day year to account for any fractional portion of a year included at the commencement or expiration of the term of this Lease.
               (iv) Not Fully Occupied. Notwithstanding any other provision to the contrary, it is agreed that if the Building, in total, is less than ninety-five percent (95%) occupied during all or any portion of any calendar year (including, without limitation, the Base Year), an adjustment shall be made in calculating the Operating Expenses for the Project for such year so that Tenant’s Percentage of Operating Expenses in excess of the Base Year Operating Expenses shall be equivalent to the Operating Expenses calculated as though the Building, in total, had been ninety-five percent (95%) occupied during the entirety of such year.
               (v) Survival. Landlord and Tenant’s obligation to pay for or credit any increase or decrease in payments pursuant to this Paragraph shall survive the expiration or termination of the Term of this Lease.
          D. Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 15. shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Paragraph 29.B.
16. Taxes and Assessments.
          A. Payment by Tenant. Except as provided for in Paragraph 16.C., Real Property Taxes for the Project shall be included within Operating Expenses pursuant to Paragraph 15.B.
          B. Annual Assessments. With respect to any taxes or assessments which may be levied against or upon the Project, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual taxes and assessments levied against the Project.
          C. Taxes Levied Against Tenant’s Alterations and Personal Property. In addition to Tenant’s obligation to pay its Property Percentage of Operating Expenses over Base Year Operating Expenses as provided in Paragraphs 15 and 16.A., (i) Tenant shall be responsible for and shall pay to the taxing authority prior to delinquency to the extent Tenant is billed directly, all Real Property Taxes assessed with respect to or against Tenant, or any Alterations, improvements, fixtures, equipment, facilities, furniture or other Personal Property owned by Tenant or placed, installed or located within, upon or about the Premises by Tenant or at Tenant’s direction (collectively “Personal Property Taxes”), and (ii) to the extent any Personal Property Taxes are billed to Landlord and Landlord elects not to include such Personal Property Taxes in Operating Expenses, Tenant shall be responsible for and shall pay to Landlord within ten (10) days after notice from Landlord, the amount of such Personal Property Taxes so billed to Landlord. Tenant shall provide Landlord with evidence of Tenant’s payment of the same upon Landlord’s request.
          D. Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 16 shall constitute a Default, and Landlord’s remedies shall be as specified in Paragraph 29.B.
     17. Utilities and Services.
          A. Services Provided by Landlord. Landlord shall provide heating, ventilation, air conditioning, security, janitorial service, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. All such costs shall be included in Operating Expenses, pursuant to Paragraph 15.B.
          B. Services Exclusive to Tenant. Tenant shall pay for all telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Tenant, together with any taxes thereon. Any such services that are not separately metered to the Premises shall be included in Operating Expenses, pursuant to Paragraph 15.B.
          C. Hours of Service. Said services shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities shall be provided on a twenty-four hour basis, subject to the provision of this Paragraph 17.
          D. Excess Usage by Tenant. Tenant shall not have connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Project. Landlord shall require Tenant to reimburse Landlord for any excess expenses or costs that may arise out of a breach of this subparagraph by Tenant. Landlord may, in its sole discretion, install at Tenant’s expense supplemental equipment and/or separate metering applicable to Tenant’s excess usage or loading.
          E. Interruptions. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord’s reasonable control or in cooperation with governmental request or directions. Notwithstanding anything to the contrary contained in this Lease, if any service provided by Landlord pursuant to this Article 17 is interrupted as a result of the negligence or willful misconduct of Landlord, its agents, employees or contractors, for more than five (5) consecutive business days, Tenant’s obligation to pay Rent shall abate from the sixth business day following the interruption until the date that any such service has been restored.
          F. After Hours HVAC. No additional charge will be levied by Landlord for occasional after hour use of HVAC. Tenant will use bypass switches presently installed. In the event additional HVAC is required for an individual area within the Premises, a separate HVAC unit with check meter will be installed to record usage, at the sole expense of Tenant. Tenant will reimburse Landlord at the rate charged by the utility company for this usage.

          G. Paging. The paging system is divided into sub-zones whereby Tenant will have the ability to page personnel within the confines of the Premises. In the event of an emergency or building evacuation, Landlord will have the capability to make paging announcements in the Premises. Tenant shall not adjust, alter, or remove any Landlord paging system equipment at any time.
     18. Repair and Maintenance.
          A. Premises, Building and Outside Area.
               (i) Maintenance and Repair; Landlord’s Obligations. Landlord shall keep the Project, including the Premises, interior and exterior walls, roof, and common areas and the equipment, whether used exclusively for Tenant or in common with Landlord or other tenants, in good condition and repair; provided, however, Landlord shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any Tenant Improvements, Alterations, or any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in Paragraph 25, there shall be no abatement of Rent or liability of Tenant on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Landlord shall be responsible for maintaining and repairing (a) the structural parts of the Building, which structural parts include the foundation, roof and subflooring of the Premises, the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and (b) the Outside Area, except for any damage to Premises, Building or Outside Area caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by Alterations made by Tenant or by Tenant’s Agents, which shall be Tenant’s responsibility. Except as otherwise provided in Paragraph 15.B., all costs of repair and maintenance of the Project shall be included in the Operating Expenses. With the exception of an emergency, Landlord’s exercise of its maintenance obligations hereunder shall not unreasonably interfere with Tenant’s use of the Premises, and shall not materially increase Tenant’s obligations or diminish Tenant’s rights hereunder, or interfere with Tenant’s parking rights.
               (ii) Janitorial Services. Landlord shall cause janitorial service to be provided to the Premises five (5) days a week, Sunday through Thursday, and the cost thereof shall be included in Operating Expenses under the provisions of Paragraph 15.B. Coverage will not be provided on holidays observed by Landlord.
               (iii) Tenant’s Obligations. Notwithstanding Landlord’s obligation to keep the Premises in good condition and repair, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Tenant Improvements, Alterations and any other Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Tenant may, at its option, upon reasonable notice, elect to have Landlord, at Tenant’s cost, perform such maintenance or repairs which are otherwise Tenant’s responsibility hereunder.
               (iv) Notice of Repairs Needed. Landlord shall not be liable for any failure to make any of the repairs or to perform any maintenance unless the failure shall persist for an unreasonable time after written notice of the need of the repairs or maintenance is given to Landlord by Tenant.
               (v) No Abatement. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to, or maintenance of, any portion of the Project, or any fixtures, appurtenances and equipment therein provided Landlord makes reasonable efforts not to unduly interfere with Tenant’s use and enjoyment of the Project, and Landlord’s actions pursuant to this Section shall not materially increase Tenant’s obligations or diminish Tenant’s rights hereunder, or interfere with Tenant’s parking rights, with the exception of an emergency.
          B. Control and Reconfiguration. Landlord shall at all times have exclusive control of the Building (other than the Premises) and the Outside Area and may at any time temporarily close any part thereof and exclude and restrain anyone from any part thereof, and may change the design configuration or location of the Building or the Outside Area. Without limiting the generality of the foregoing statements, Landlord shall have the right, in Landlord’s sole discretion, from time to time, to:
               (i) Make changes to the Building interior and exterior and Outside Area, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, cafeteria, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, parking spaces, parking areas, loading and unloading areas, entrances and exits, direction of traffic, decorative walls, landscaped areas and walkways; however, Landlord shall at all times provide the parking facilities required by law;
               (ii) Temporarily close any of the Outside Area for maintenance so long as reasonable access to the Premises remains available;
               (iii) Add additional buildings and improvements to the Outside Area;
               (iv) Use the Outside Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;
               (v) Do and perform such other acts and make such other changes in, to or with respect to the Outside Area and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate; and
               (vi) Eliminate any of the additional services set forth on EXHIBIT F, except that Landlord will provide Tenant with ninety (90) days’ prior written notice in the event that Landlord intends to eliminate either telephone or security services.
Landlord shall further have the right to enter upon the Premises, as provided in Paragraph 21, for the purpose of installing, maintaining, repairing, adjusting and making connections to any utilities (including but not limited to plumbing, HVAC, electrical, telephone, and cable TV) serving the Premises or other spaces in the Building or for gaining access to the structural portions of the Building and making alterations thereto for the benefit of Tenant, Landlord or other occupants of the Building. No such entry shall be considered a constructive or actual eviction of Tenant, and Landlord shall have no liability to Tenant therefore, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s operations, and Landlord’s exercise of the foregoing rights shall not materially increase Tenant’s obligations or diminish Tenant’s rights hereunder, or interfere with Tenant’s parking rights with the exception of an emergency.
          C. Waiver. Tenant waives the provisions of all laws, statutes or ordinances, including Sections 1932(1), 1932(2), 1933(4), 1941 and 1942 of the California Civil Code and any similar or successor law, which might now or at any time hereafter otherwise afford Tenant any right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.
          D. Compliance with Governmental Regulations. Subject to the provisions of Paragraphs 10 and 11, Tenant shall, at its cost comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, state municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Project or privileges appurtenant thereto (including, but not limited to, The Americans With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations).

          E. Repair Where Tenant at Fault. If all or part of the Project or the Premises requires repair or becomes damaged or destroyed through any act or omission of Tenant or Tenant’s Agents, Landlord may effect the necessary alterations, replacements or repairs at Tenant’s cost.
     19. Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all trade fixtures, equipment and other Tenant’s Personal Property required in the conduct of its business in the Premises. All fixtures and improvements, other than Tenant’s trade fixtures and equipment, which are installed or constructed upon or attached to the Premises by either Landlord or Tenant shall become a part of the realty and belong to Landlord. If Tenant is not then in Default, Tenant may, at the termination of this Lease, or at any other time, remove from the Premises all trade fixtures, equipment and other Tenant’s Personal Property not permanently affixed to the Premises. Upon removal, Tenant shall restore the Premises to its original condition at the time of occupancy, Tenant Improvements and normal wear and tear, acts of God, condemnation, Toxic Materials not stored, used, released or disposed of by Tenant or Tenant’s Agents and Alterations with respect to which Landlord has not reserved the right to require removal excepted, subject to the provisions of Paragraph 25.
     20. Liens. Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall defend, indemnify and hold the Project, Landlord and Landlord’s Agents free and harmless from and against any lien, claim, cause of action, loss, liability, damage or expense, including reasonable attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within fifteen (15)days after receipt of written request by Landlord. If Tenant fails to so remove any such lien within the prescribed fifteen (15) day period, then Landlord may do so and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the Interest Rate.
     21. Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times and upon reasonable prior notice except in the case of emergency to inspect the Premises, to post Notices of Nonresponsibility and similar notices, “For Sale” signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make repairs or alterations to the Premises or the Building and any utility system located therein, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises ordinary “For Lease” signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the fact that Landlord shall seek to exercise its rights in a manner so as to minimize interference with Tenant’s business.
     22. Signs. Tenant shall not install any signs upon the exterior of the Premises or the Project. At Tenant’s expense, Tenant shall have the right to install signage on the wall next to their suite entrance after obtaining Landlord’s written consent, which shall not be unreasonably withheld or delayed. Landlord will provide one line on a monument sign, at Landlord’s expense.
     23. Insurance.
          A. Indemnification. Tenant shall protect, defend, indemnify and hold Landlord and Landlord’s Agents free and harmless from and against any and all damage, loss, liability or expense including, without limitation, reasonable attorneys’ fees, expert witness fees and legal costs suffered directly or indirectly or by reason of any claim, cause of action, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to (i) injury or damage occurring upon the Premises, (ii) the use or occupancy of the Project or any part thereof and adjacent areas by the Tenant, (iii) the acts or omissions of the Tenant, its agents or employees or any contractors brought onto the Project by Tenant, except to the extent caused by the active negligence or willful misconduct of Landlord or Landlord’s Agents. Landlord and

Tenant agree that the indemnity obligations assumed herein and in other provisions of this Lease shall survive the expiration or earlier termination of the Term of this Lease. In addition, in no event shall any indemnity set forth in this Lease require the indemnifying party to indemnify the other for consequential (i.e., lost profits, lost business opportunity) or punitive damages.
          B. Tenant’s Insurance. Tenant shall maintain in full force and effect at all times during the Term (including any extension(s)), at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers, reasonably acceptable to Landlord, which afford the following coverages:
               (i) Worker’s Compensation — In accordance with state law.
               (ii) Commercial general liability insurance in an amount not less than Two Million and no/100ths Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability, broad form property damage, personal injury, completed operations, and products liability naming Landlord as an additional insured.
               (iii) “All Risk” property insurance (including, without limitation, vandalism, malicious mischief, inflation and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises together with any improvement or Alteration which Landlord is not obligated to repair pursuant to Paragraph 25.E. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise.
          C. Landlord’s Insurance. During the Term Landlord shall maintain “All Risk” property insurance (including, at Landlord’s option, inflation endorsement, sprinkler leakage endorsement, and earthquake and flood coverage) on the Project, excluding coverage of the Tenant Improvements and all Tenant’s Personal Property located on or in the Premises, in the amount of full replacement value. At Landlord’s option, the coverage shall also include insurance against loss of rents on an “All Risk” basis, including flood, in an amount equal to the Monthly Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord as a named insured and may at Landlord’s option include Landlord’s Agents as named insureds and lender’s loss payable endorsement(s) in favor of lenders with respect to the Property. Landlord also shall carry comprehensive general liability insurance in amounts carried by prudent owners of commercial/office projects in the geographical area of the Project. The insurance premiums, including the premiums resulting from increases in the valuation of the Project shall be included in Operating Expenses.
          D. Evidence of Insurance. Tenant shall deliver to Landlord, prior to Tenant’s entry onto the Premises, certificates of insurance evidencing the insurance for the coverage specified in Paragraph 23.B., with the limits not less than those specified therein. The certificates of insurance shall include a statement providing that the insurer will endeavor to provide thirty (30) days’ prior written notification to Landlord in the event of cancellation, and ten (10) days’ notice of cancellation for non-payment of premiums, with respect to any required coverage unless comparable insurance is obtained from another carrier prior to the effective date of cancellation.
          E. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including reasonable attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.
          F. Insurance Requirements. All insurance shall be in a form reasonably satisfactory to Landlord. All policies required by Paragraph 23.B. shall be carried with companies that have a general policy holder’s rating of not less than “A-” and a financial rating of not less than Class “VIII” in the most current edition of Best’s Insurance Reports. All policies required by Paragraph 23.B. shall provide that the policies shall not be subject to material alteration or cancellation except after insurer’s endeavor to provide thirty (30) days’ prior written notice to Landlord, and ten (10) days’ notice of cancellation for non-payment of premiums, and they shall be primary as to Landlord. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all sums incurred by Landlord, including reasonable attorneys’ fees, with interest thereon at the Interest Rate.
          G. No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant or Landlord, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.
          H. Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Landlord and Landlord’s Agents shall not be liable for interference with the light, air, or any latent defect in the Project. In no event whatsoever shall Landlord be liable for losses attributable to interruption of telephone services. Tenant shall give prompt written notice to Landlord in the case of a casualty, accident or repair needed in the Project.
          I. Increased Coverage. Not more than once during each calendar year during the Term, within thirty (30) days after receipt of written demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord’s lender may reasonably require, to afford Landlord and Landlord’s lender adequate protection.
     24. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage, but only to the extent of insurance proceeds actually received. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.
     25. Damage or Destruction.
          A. Partial Damage — Insured. If the Premises or the Building are damaged by any casualty which is covered or required to be covered under the “All-Risk” insurance carried by Landlord pursuant to Paragraph 23.C., then Landlord shall restore the damage, provided insurance proceeds are available to pay the full cost of restoration (unless proceeds are not available due to Landlord’s failure to carry the required insurance, in which case Landlord shall be obligated to pay the cost of restoration) and provided such restoration can be completed within one hundred eighty (180) days after the commencement of the work in the reasonable opinion of Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Rent while such restoration for which Landlord is obligated hereunder takes place, such proportionate reduction to be based upon the extent to which the damage and restoration efforts interfere with Tenant’s use of the Premises.
          B. Partial Damage — Uninsured. If the Premises or the Building is damaged by a risk not required to be covered by Landlord’s insurance, or the available proceeds of insurance are less than the cost of restoration, or if the restoration cannot be completed within one hundred eighty (180) days after the commencement of work, in the reasonable opinion of Landlord, then Landlord shall have the option either to: (i) repair or restore such damage, this Lease continuing in full force and effect, but the Rent to be proportionately abated as provided in Paragraph 25.A.; or (ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice and the Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant. All insurance proceeds for the Premises shall be payable solely to Landlord, and Tenant shall have no interest in the proceeds.
          C. Total Destruction. If the Premises or the Building is totally destroyed or the Premises or Building, as the case may be, cannot be restored as required herein under applicable laws and regulations or due to the presence of hazardous factors such as earthquake faults, chemical waste and similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.
          D. Tenant’s Election. If the Premises are damaged by any casualty, or if any portion of the Outside Area is damaged by a casualty to such an extent that the Premises is no longer useable by Tenant, in Tenant’s reasonable opinion, and if, in Landlord’s reasonable opinion, such casualty cannot be repaired or restored within one hundred eighty (180) days after commencement of such work, then Tenant may, by written notice delivered to Landlord at any time within thirty (30) days after such damage, terminate this Lease as of the future date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date of Tenant’s delivery of such notice. If notice of termination is so given, this Lease shall expire and all interests of Tenant and the Premises shall terminate on the date specified in the notice and the Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant. All insurance proceeds for the Premises (excluding proceeds covering Tenant’s Personal Property) shall be payable to Landlord, and Tenant shall have no interest in the proceeds.
          E. Landlord’s Obligations. Landlord shall not be required to insure against or repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or other items which are Tenant Improvements, Alterations or Personal Property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required at Tenant’s sole cost and expense, separately to insure the same and promptly to restore or replace same in the event of damage. Except for any abatement of Rent relating to the plan of restoration of damage for which Landlord is obligated to repair hereunder, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.
          F. Damage Near End of Term. Anything herein to the contrary notwithstanding, if more than fifty percent (50%) of the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then either Tenant or Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of the damage. If neither such party elects to terminate this Lease, the repair of the damage shall be governed by the other provisions of this Paragraph 25. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for the proceeds which specifically insured Tenant’s Personal Property.
     26. Condemnation.
          A. Total Taking — Termination. If title to all of the Premises or so much thereof is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord’s and Tenant’s mutual opinion, result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.
          B. Partial Taking. If any part of the Premises or the Building is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy is reduced.
          C. No Apportionment of Award. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption to Tenant’s business, or its moving costs, or the unamortized cost of any Alterations installed and paid for by Tenant, or for the loss of its good will.
          D. Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.
     27. Assignment and Subletting.
          A. Landlord’s Consent. Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and, at Landlord’s election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform and observe the terms, covenants and conditions of this Lease to be performed and observed by Tenant. Every Sublet shall recite that it is and shall be subject and subordinate to the provisions of this Lease, and that the termination of this Lease shall constitute a termination (at the option of the Landlord) of every such Sublet. Notwithstanding anything contained herein, (i) Tenant shall not be released from personal liability for the performance of any of the terms, covenants and conditions of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing (it being agreed that Landlord has no obligation to do so), and (ii) the parties agree that it shall be reasonable for Landlord to withhold its consent to any proposed Sublet when the proposed Subtenant is an occupant of the Property or is a third party which is already involved in negotiations with Landlord to lease space in the Project, and in either case Landlord has space available that is reasonably suited for such party’s needs. Without limiting the generality of Landlord’s discretion in determining whether it is reasonable to withhold consent for any requested Sublet, it shall be deemed reasonable for Landlord to withhold such consent if the proposed Subtenant would use the Premises for any use other than for general office purposes.
          B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant. If Tenant requests Landlord’s consent to a proposed Sublet, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees incurred in connection with such request.

          C. Landlord’s Alternatives. At any time within ten (10) business days after Landlord’s receipt of all the information specified in Paragraph 27.B., Landlord may, by written notice to Tenant, elect: (i) to terminate this Lease as it relates to the Premises or, if less than the Premises is the subject of the Sublet, that portion thereof so proposed to be Sublet by Tenant as of the later of (x) the proposed effective date of such Sublet or (y) thirty (30) days after the date Landlord is in receipt of the information specified in Paragraph 27.B.; (ii) to consent to the Sublet by Tenant; or (iii) to refuse its consent to the Sublet. Landlord’s failure to deliver such notice of election within such 10-business day period shall be deemed Landlord’s consent to such Sublet.
          If Landlord consents to the Sublet, Tenant may thereafter enter a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 27.B.; provided, however, that fifty percent (50%) of any excess of (I) the Subrent over (II) (A) the Monthly Rent required to be paid by Tenant hereunder, (B) Tenant’s reasonable attorneys’ fees and brokerage commissions, in each case, with the total of such amounts under this clause (B) applied on an amortized basis over the term of the Sublet, and (C) and any then unamortized value of the applicable Tenant Improvements, to the extent not reimbursed out of the TI Allowance, applied on an amortized basis over the remainder of the Term, shall be paid to Landlord as and when received by Tenant. As used immediately above, the term “applicable Tenant Improvements” means the Tenant Improvements allocable to the space that is subject to the applicable Sublet, based upon rentable square footage.
          D. Proration. If a portion of the Premises is Sublet, the pro rata share of the Monthly Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Monthly Rent payable by Tenant hereunder by the total rentable square footage of the Premises and multiplying the resulting quotient (the per rentable square foot rent) by the number of rentable square feet of the Premises which are Sublet.
          E. Executed Counterpart. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.
          F. Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing Sublets, or may, at the option of Landlord, operate as an assignment to it of any or all such Sublets.
          G. No Mortgages. Tenant shall not pledge, hypothecate or encumber this Lease or Tenant’s interest herein or in the Premises in any manner, including without limitation, by means of any mortgage, deed of trust, security interest or assignment for security purposes, and any such attempted pledge, hypothecation or encumbrance shall be void and constitute a Default under this Lease.
          H. Effect of Default. Notwithstanding any provision of this Paragraph 27 to the contrary, in the event of the occurrence of any uncured Default by Tenant in the performance of any term or condition of this Lease, any right of Tenant at such time to seek to Sublet this Lease pursuant to this Paragraph 27 and any obligations of Landlord to review any proposed Sublet or exercise its rights under Paragraph 27.C. above shall be suspended, and any applicable period for review or action by Landlord shall be tolled, until such Default is fully cured of no force or effect.
          I. Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, division or entity controlling, controlled by or under common control with Tenant; (ii) a successor entity related to Tenant by merger, acquisition, consolidation, nonbankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets (collectively “Permitted Transferees”); provided Tenant enters into such a transaction in good faith and not for the purpose of indirectly entering into a Sublet of this Lease with a person or entity other than a Permitted Transferee through a step transaction or otherwise. Tenant shall not be required to obtain Landlord’s consent thereof, nor shall provisions of Paragraph 27.C. hereof apply; in no event shall such assignment or sublease release Tenant from any liability for the performance of the obligations under this Lease, unless Landlord shall have released Tenant in writing (it being agreed that Landlord has no obligation to do so). Further, the requirements contained in the third and fourth sentences of Paragraph 27.A. shall apply to all such transfers. For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent.
     28. Sale Lease-Back. Tenant acknowledges that Landlord may, at some time in the future, finance the Property by means of a sale and lease back transaction (“Sale Lease-Back Transaction”) in which Landlord would transfer its interest in the Project to a financing party, as buyer, and in which such buyer would lease the Project back to Landlord. Tenant agrees that, in the event of any such Sale Lease-Back Transaction, this Lease shall automatically become subordinate to the leasehold interest created by the lease between such buyer and Landlord (the “Master Lease”). In such event, this Lease shall thereafter be a sublease below the Master Lease. Notwithstanding the automatic effect of such subordination, Tenant agrees to execute any documentation reasonably required by such buying party to evidence such subordination. Notwithstanding the foregoing, any such subordination of this Lease shall be subject to the requirement that such buying entity shall have agreed, in form reasonably acceptable to Tenant, that in the event of any termination of the Master Lease because of the default of Landlord thereunder or because of the consensual agreement of Landlord and such buying party, this Lease shall automatically become a direct lease between such buying party, as landlord, and Tenant, as tenant.
     29. Default.
          A. Tenant’s Default. A default under this Lease by Tenant shall exist if any of the following events shall occur (as applicable, a “Default”):
               (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days after the date of Tenant’s receipt of written notice from Landlord that such amount was not received when due; or
               (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within twenty (20) days after written notice from Landlord; provided, however, that if such failure by its nature cannot reasonably be cured within the twenty (20) day period, then Tenant shall not be in Default if Tenant promptly commences the performance of such cure within the twenty (20) day period and diligently thereafter prosecutes the same to completion; or
               (iii) If Tenant shall have abandoned the Premise while in default of any other obligation under this Lease; or
               (iv) In the event of a general assignment by Tenant for the benefit of creditors; the filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for thirty (30) days; the employment of a receiver to take possession of substantially all of Tenant’s assets or any part of the Premises, if such receivership remains undissolved for thirty (30) days after creation thereof; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or any part of the Premises, if such attachment or other seizure remains undismissed or undischarged for thirty (30) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or
               (v) The occurrence of any other event specifically stated to be a Default under the provisions of this Lease.
          B. Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:
               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. During the period Tenant is in Default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Monthly Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease.
               (ii) Landlord may by written notice terminate Tenant’s right to possession of the Premises at any time and relet the Premises or any part thereof. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s Personal Property and store same at Tenant’s cost and to recover from Tenant:
          (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination including interest at the Interest Rate;
          (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, including interest at the Interest Rate;
          (c) the worth at the time of award of the amount by which unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);
          (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation the following: (i) all expenses for repairing or restoring the Premises, (ii) all brokers’ fees, advertising costs and other expenses of repairing or restoring the Premises, (iii) all expenses in retaking possession of the Premises, and (iv) reasonable attorneys’ fees, expert witness fees and court costs; and
          (e) as used in subparagraphs (a) through (c) above, the term “time of award” shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant’s breach of this Lease.
          Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

               (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.
          C. Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within twenty (20) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20) day period and thereafter diligently prosecute the same to completion.
     30. Subordination. This Lease is and shall automatically be subject and subordinate to all mortgages and deeds of trust (collectively, “Encumbrance”) which may now or hereafter affect the Premises, to the CC&R’s and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, (i) if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, then upon written notice from Holder to Tenant this Lease shall be automatically prior and superior to the lien of such Encumbrance without regard to the sequence of recordation, and (ii) any such subordination shall be subject to the requirement that such Holder agree not to disturb Tenant’s rights under this Lease, so long as Tenant is not in Default under the provisions of this Lease; it shall be a condition of any such subordination that Holder execute a nondisturbance and attornment agreement (“Attornment Agreement”), containing terms and conditions reasonably acceptable to Tenant, incorporating the foregoing provision. Within ten (10) business days after Landlord or Holder’s written request, Tenant shall execute any and all documents reasonably requested by Landlord or Holder to further effectuate and evidence such subordination of this Lease to any lien of the Encumbrance or to evidence the Holder’s election that this Lease be prior and senior to the Encumbrance. Subject to the obligation of Holder to execute an Attornment Agreement pursuant to the provisions hereof, Tenant hereby attorns and agrees to attorn to the Holder and any person purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance, which obligation to attorn shall survive any foreclosure of any Encumbrance; and Tenant agrees within ten (10) business days after request of Holder or any such other person to execute an Attornment Agreement meeting the conditions set forth above and otherwise recognizing Holder or such other person as Landlord under this Lease and acknowledging that this Lease is and shall remain in full force and effect and binding upon Tenant notwithstanding any foreclosure of such Encumbrance. Tenant acknowledges that, as of the date of this Lease, the Property is subject to the lien of a deed of trust for the benefit of Wells Fargo Bank, National Association (“Wells”). Landlord shall use commercially reasonable efforts to cause Wells to execute an Attornment Agreement with Tenant meeting the conditions set forth above and otherwise in Wells’ then existing commercially reasonable form of such document not later than the Commencement Date.
     31. Notices. Every notice to be given by any party to any other party with respect hereto, shall be in writing and shall not be effective for any purpose unless the same shall be delivered to the addressee personally, by a reputable express delivery service, a recognized overnight air courier service, or United States certified mail, return receipt requested, addressed to the respective parties at the addresses set forth in section C.11. of the Information Sheet, or to such other address as either party may from time to time designate by notice to the other given in accordance with this Paragraph. All notices shall be effective (i) when delivered locally by hand or by a reputable express delivery service (ii) one business day after deposit with a recognized overnight air courier service or (iii) five business days after having been sent by certified mail, return receipt requested.
     32. Attorneys’ Fees. In the event Landlord engages an attorney to pursue the recovery of any Rent owed by Tenant hereunder (whether or not any action or legal proceeding is ultimately filed) or if either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, including expert witness fees (and without regard to whether or not such action or proceedings are pursued to judgment).
     33. Estoppel Certificates. Tenant shall within ten (10) business days following written request by Landlord:
               (i) Execute and deliver to Landlord any documents, including estoppel certificates, in a reasonable form prepared by Landlord (a) certifying the date of commencement of this Lease, (b) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (c) stating the dates to which Rent and any other amounts payable hereunder have been paid and the amount of any unforfeited security deposit then held by Landlord, (d) certifying that no Defaults exist as of such date, or, if there are any Defaults, stating the nature of such Defaults, (e) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (f) acknowledging that Tenant does not have any claim or right of offset against Landlord (or if Tenant does have any such claim or right of offset, the nature of such claim or right of offset), and (g) setting forth such other matters as may reasonably be requested by Landlord. Tenant’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord’s performance, (c) that no Rent has been paid in advance and no security deposit is held by Landlord, (d) that Tenant has no claims or rights of offset against Landlord, (e) that no Defaults then exist, and (f) that such other matters as were set forth in such estoppel certificate as prepared by Landlord are true and correct; provided further, that such failure shall constitute a breach of this Lease and, subject to the provisions of Section 29.A., Landlord’s remedies shall be as specified in Section 29.B.
               (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied, provided, however, that Landlord shall not request the foregoing more than once during each calendar year of the Term. Landlord agrees to maintain any such statements in confidence other than to disclose them to the applicable lender or potential buyer who has requested them, or as may be required by law.
     34. Transfer of the Project by Landlord. In the event of any conveyance of the Project or the Building and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring or accruing after the date of the conveyance and assignment, and Tenant agrees to attorn to such transferee, except in the event of a Sale Lease-Back Transaction, in which event this Lease will remain in full force and effect as a sublease between Landlord and Tenant as contemplated in Paragraph 28. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be relieved of its obligations under this Lease unless and until any assignee of or the successor in interest to Landlord’s interest in this Lease assumes in writing the obligations of Landlord occurring on and after the effective date of the transfer.
     35. Landlord’s Right to Perform Tenant’s Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord after fifteen (15) days’ written notice may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next business day after Landlord’s delivery to Tenant of written notice of any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and reasonable attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of Default in the payment of Rent.
     36. Tenant’s Remedy. The obligations of Landlord under this Lease do not and shall not constitute personal obligations of Landlord or any of Landlord’s Agents, and Tenant agrees that it shall look solely to the real estate that is the subject of this Lease, and the sales, rental, insurance and condemnation proceeds therefrom, and to no other assets of Landlord or Landlord’s Agents for satisfaction of any liability that may now or hereafter arise in respect of this Lease and will not seek recourse against Landlord or Landlord’s Agents or any of their personal assets for such satisfaction.
     37. Mortgagee Protection. If Landlord defaults under this Lease, Tenant shall, if earlier requested by Landlord or any lender with respect to the Project, notify by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.
     38. Brokers. Landlord and Tenant warrant and represent for the benefit of the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the broker(s) specified in section C.10. of the Information Sheet, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay any commission or other compensation owing to such specified broker(s) in section C.10. pursuant to their separate written agreement. Landlord and Tenant agree to defend, indemnify and hold the other and its Agents free and harmless from and against any and all liabilities or expenses, including reasonable attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual not specified in section C.10. of the Information Sheet for commissions or fees resulting from Tenant’s execution of this Lease.
     39. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.
     40. Recording. Neither party shall record this Lease nor a short form memorandum thereof.
     41. Modifications for Lender. If, in connection with obtaining financing for the Project, or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations hereunder.
     42. Parking. Tenant shall have the right to park in the Project’s parking facilities in common with Landlord’s employees and the other tenants of the Building (except for those parking spaces that have been reserved for Landlord, other tenants of the Project, handicapped parking and certain parking spaces designated for Landlord’s company vehicles and contractor vehicles) upon terms and conditions, as may from time to time be reasonably established by Landlord and in accordance with any parking control or monitoring devices from time to time installed or implemented by Landlord. Tenant shall not overburden the parking facilities and shall not use more than four (4) parking space per one thousand (1,000) rentable square feet of the Premises. Tenant also agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its discretion, to allocate and assign parking spaces among Tenant and the other tenants or to restrict the use of certain parking spaces for certain tenants and to install or otherwise implement parking control or monitoring devices for the parking facilities. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant agrees to comply with any lawful regulation or ordinance of the City of Menlo Park or the County of San Mateo respecting transportation management in those jurisdictions, related to the conduct of Tenant’s business within the Premises.
     43. Use of Property Name Prohibited. Tenant shall not employ the term “149 Commonwealth Drive” in the name or title of its business or occupation without Landlord’s prior written consent.
     44. Interest. Any Rent or other amount not paid by Tenant to Landlord within five (5) days after the date otherwise due hereunder shall bear interest at the lesser of (i) the rate of eight percent (8%) per annum or (ii) the maximum rate permitted by applicable law (with such rate of interest sometimes referred to herein as the “Interest Rate”) from the date due until paid.
     45. Quitclaim.
     Upon any termination of this Lease, Tenant, at Landlord’s request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed for all Tenant’s interest in the Project.
46. Security.
          A. Landlord Reservations. Landlord shall have the following rights:
               (i) To change the name, address or title of the Project or Building upon not less than ninety (90) days prior written notice;
               (ii) To, at Tenant’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Outside Area as Landlord shall reasonably deem appropriate;
               (iii) To permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given to Tenant herein;
               (iv) To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Outside Area.
          B. Tenant Prohibitions. Tenant shall not:
               (i) Use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business; or
               (ii) Permit anyone to go upon the roof of the Building.
          C. Security Regulations.
               (i) Security Access Badges. One active badge, and only one, will be issued to each employee, agent, consultant, contractor, or vendor of Tenant at any given time. All lost or stolen badges must be reported immediately (and, in any event, prior to 5:00 p.m., Pacific Time, on the day lost or stolen) to Landlord to be canceled by Landlord’s Security Administrator. Tenant shall inform Landlord immediately (and, in any event, prior to 5:00 p.m., Pacific Time, on the day of such termination) upon Tenant’s termination of any employee of Tenant, so that Landlord may cause such employee’s badge to be canceled by Landlord’s Security Administrator.
               (ii) Security Guard Tours. Periodic, routine tours of the space occupied by Tenant will be conducted by Landlord’s Security Guard Contractor from 4:30 p.m. to 8:30 a.m. during normal work days and 24 hours a day on Saturdays, Sundays and holidays observed by Landlord. The purpose of these tours will be to observe and address abnormal conditions such as, but not limited to: (a) unlocked exterior and interior doors, (b)

extreme temperature conditions, (c) unattended coffee pots in the ‘on’ position, and (d) unbadged persons on the premises,
               (iii) Emergency Contact List. Tenant agrees to provide a current “emergency contact list” for Landlord’s Security Department in the event of an emergency in the space occupied by Tenant.
               (iv) Miscellaneous Security. Tenant agrees to assist Landlord in maintaining security for the entire Project. This includes but is not limited to: (a) ensuring that all employees, consultants, contractors, vendors, and agents are appropriately badged and/or escorted, (b) returning badges of terminated employees to Landlord’s Security Administrator to be deleted from the security badge system, (c) notifying Landlord’s Security Administrator immediately of lost or missing badges, (d) ensuring that security access badges are only used by those authorized persons to whom they are issued and that badges are not loaned to anyone under any circumstances, and (e) instructing all Tenant’s Agents to maintain in confidence any sensitive information overheard from any employees or representatives of Landlord or any other tenant in the Building while in the Outside Area. Tenant acknowledges and agrees that the security services provided herein are not a guaranty against criminal activity and that Landlord assumes no liability in the event of any breach of such security measures.
               (v) Costs of Services. All costs of services provided by Landlord under this Paragraph 46 shall be included in Operating Expenses under Paragraph 15.B.
     47. Right of First Refusal.
          At anytime during the first eighteen months of the initial Lease Term, if Landlord receives a bona fide offer for the lease of all or any portion of the approximately 2,928 rentable square feet space located adjacent to the Premises as shown in Exhibit A-1 (the “Right of First Refusal Space”) which Landlord is willing to accept, Landlord will give Tenant the right of first refusal to lease the entire Right of First Refusal Space at the rental rate and the terms and conditions of the bona fide offer. The right of first refusal will be extended by Landlord giving Tenant written notice of the particular offer received by Landlord, together with a summary of the offer, requiring Tenant to accept the offer and to sign an appropriate amendment to this Lease subjecting the Right of First Refusal Space to this Lease at the rental rate and the terms set forth in the offer, within three (3) business days after the delivery of such notice to Tenant. If Tenant does not deliver to Landlord Tenant’s Acceptance Notice within the applicable 3-business day period, Landlord shall have the right to lease such space to any person(s) other than Tenant on any terms Landlord desires and without offering or further offering such space to Tenant, and Tenant shall have no further right of first refusal to lease such space pursuant to this Paragraph 47. Any Right of First Refusal Space leased by Tenant will be added to the Premises as of the date provided in the offer, and the rent will be adjusted to reflect the rent to be paid in accordance with the offer. Tenant agrees to execute amendments to this Lease to reflect additions to the Premises resulting from the exercise of the right of first refusal. Tenant’s lease of any Right of First Refusal Space pursuant to this right of first refusal will be on all the terms and conditions set forth in this Lease except to the extent such terms are inconsistent with the terms and conditions of the offer, in which case the terms and conditions of the offer shall be effective. This right of first refusal to lease the Right of First Refusal Space is personal to Tenant or any Permitted Transferee, and is not transferable. Notwithstanding the foregoing, Tenant shall not have the right of first refusal under this Paragraph 47 if Tenant is in Default under this Lease at the time such space becomes available (and Landlord shall have no obligation to deliver to Tenant any Landlord’s Notice).
     48. Ownership of Furniture and Fixtures.
          All furniture, cubicles, telephones and other items supplied to Tenant by Landlord during the term of this Lease shall remain the property of the Landlord at the end of the Lease and shall be returned in good condition, normal wear and tear, acts of God and casualty damage excepted.

          49. General.
          A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.
          B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.
          C. Time. Time is of the essence for the performance and observance of each term, covenant and condition of this Lease.
          D. Severability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.
          E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
          F. Interpretation. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The term “including” shall be deemed to mean “including, but not by way of limitation” and the term “or” has the inclusive meaning represented by the term “and/or.”
          G. No Effect of Remeasurement. The statements of rentable square footage set forth in this Lease are for the convenience of the parties, and no adjustment shall be made to rental amounts, load factors or Tenant’s Property Percentage if such square footage is later shown to be inaccurate.
          H. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.
          I. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless the waiver is in writing signed by Landlord or Tenant, as applicable.
          J. Entire Agreement. This Lease, including the Information Sheet, is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.
          K. Authority. If Tenant is an entity, each individual executing this Lease on behalf of such entity, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity in accordance with its governing documents, and that this Lease is binding upon the entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter this Lease. The failure of Tenant to deliver the same to Landlord within fifteen (15) days of Landlord’s request therefor shall be deemed a Default under this Lease.
          L. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          M. Receptionist. During the Term, Landlord shall provide receptionist services for the express purposes of greeting, signing, and announcing visitors only in the lobby of the Building during normal business hours.
          N. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          THIS LEASE, executed as of the date(s) set forth below, is effective as of the Effective Date set forth in section B of the Information Sheet.

Dated May 23, 2005	TENANT:

Corcept Therapeutics Incorporated, a Delaware corporation

	By:	/s/ Fred Kurland

	Its:	Chief Financial Officer

Dated May 23, 2005	LANDLORD:

EXPONENT REALTY, LLC,
a Delaware limited liability company

	By:	Exponent, Inc., a Delaware corporation, sole member
and manager

	By:	/s/ Michael R. Gaulke

Michael R. Gaulke, President and Chief
Executive Officer

EXHIBIT A
PREMISES

EXHIBIT A-1
RIGHT OF FIRST REFUSAL SPACE

EXHIBIT B
PROPERTY
     That certain land, together with all improvements thereon and all appurtenances thereto located in the City of Menlo Park, County of San Mateo, State of California, described as follows:
PARCEL ONE:
PARCEL “A”, AS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, RESUBDIVISION OF PARCEL 1 (VOL. 27 P.M., PG. 39) AND PARCEL ONE (VOL. 33 P.M., PGS. 45 & 46) BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA”, WHICH MAP WAS FILED FEBRUARY 28, 1986, IN VOLUME 57 OF PARCEL MAPS, AT PAGES 13 AND 14 IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO.
PARCEL TWO:
AN EASEMENT FOR THE CONSTRUCTION, MAINTENANCE AND REPAIR OF A STORM SEWER OVER A 10 – FOOT WIDE STRIP LYING EQUALLY ON BOTH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:
BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF PARCEL “B”, AS SAID PARCEL IS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, RESUBDIVISION OF PARCEL 1 (VOL. 27 P.M., PG. 39) AND PARCEL ONE (VOL. 33 P.M., PGS. 45 & 46) BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA”, WHICH MAP WAS FILED FEBRUARY 28, 1986, IN VOLUME 57 OF PARCEL MAPS, AT PAGES 13 AND 14, IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, SAID POINT OF BEGINNING BEARING SOUTH 36º 17’ 50” WEST 46.00 FEET FROM THE NORTHERLY CORNER OF SAID PARCEL “B”; THENCE FROM SAID POINT OF BEGINNING SOUTH 78º 45’ EAST 89.00 FEET; THENCE NORTH 1º 48’ 12” WEST 25.27 FEET TO A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL “B” AND THE TERMINUS OF SAID EASEMENT, SAID POINT BEARING SOUTH 63º 47’ EAST 66.06 FEET FROM THE NORTHERLY CORNER OF SAID PARCEL “B”.
SAID EASEMENT SO GRANTED IS TO BE APPURTENANT TO AND FOR THE BENEFIT AND USE OF THE LANDS OF THE GRANTEE AND ANY SUBSEQUENT SUBDIVISIONS THEREOF.
ASSESSOR’S PARCEL NO. 055-243-230 JOINT PLANT NO. 055-024-000-73A

EXHIBIT C
TENANT IMPROVEMENTS
WORK LETTER
Landlord and Tenant agree as follows:
1. SCOPE OF WORK — At Landlord’s sole cost and expense, Landlord will complete the following tenant improvements (“Tenant Improvements” or “Tenant Improvement Work”):
1.	Install new carpet in the Premises. Tenant will have the ability to select color/grade from Landlord’s standard carpet selections.

2.	Paint the Premises in a mutually acceptable satin color finish. 3. Close off wall in room 1174.

4.	Close off hallway door leading into Exponent occupied space adjacent to room 1159, by use of double cylinder deadbolt.

5.	Install badge access readers at the Tenant’s three (3) internal entry doors into the Premises.

6.	Install vertical side light windows for each office.

7.	Install clerestory windows on the east wall of room 1174, if building codes permit, and on the east and north wall of room 1170.
Tenant acknowledges that items #6 and 7 above have a long lead-time and may not be installed by June 30, 2005, and Tenant further agree that this does not constitute a Landlord delay.
     (b) Completion of the Tenant Improvement. All necessary construction shall be commenced promptly and shall be substantially completed in accordance with the Scope of Work described above, provided, however, that the time for substantial completion shall be extended for additional periods of time equal to the time lost by Landlord or Landlord’s contractors, subcontractors or suppliers due to Tenant Delays, strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or material, war or other national emergency, accidents, floods or defective materials, fire damage or other casualties, weather conditions or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord’s contractors, subcontractors, or suppliers.
     2. Tenant Delays.

          Each of the following shall constitute a “Tenant Delay” (collectively, “Tenant Delays”):
               (a) Tenant’s failure to furnish approvals or requests for modification within three (3) business days after receipt from Landlord.
               (b) Delays in furnishing materials, services, supplies, labor or components caused by the Tenant or Tenant’s preferred vendor.
               (c) Delays caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents, or contractors.
     3. Performance of Tenant Improvements.
     Landlord shall supervise, oversee, schedule and coordinate the construction of the Tenant Improvements by Landlord’s contractor. Landlord may (a) make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (b) make changes to the work necessitated by conditions met in the course of construction, provided that if any change noted in (a) or (b) above is material and substantial in nature, then Tenant’s approval of such change shall first be obtained (which approval shall not be unreasonably withheld or delayed.
     4. Landlord’s Contractor.
          (a) The Tenant Improvement Work is to be performed by a licensed contractor selected by Landlord.
          (b) With respect to the Tenant Improvements, the term “Substantial Completion” or “Substantially Complete” shall mean the date when the following has occurred: the Tenant Improvements have been completed to the state that will allow Tenant to use the Premises for its intended purposes, without material interference to or impairment of Tenant’s business activities by reason of any item of work remaining to be done to effect full completion of the Tenant Improvements.
     5. Estimated Commencement Date. Landlord shall make commercially reasonable efforts to cause the Substantial Completion of the Tenant Improvements by June 20, 2005. Tenant agrees to work in good faith with Landlord to cause Substantial Completion of the Tenant Improvement Work by July 1, 2005, excluding, however, items 6 and 7 in Section 1 of the Work Letter.
     6. Tenant, at Tenant’s sole cost and expense, shall be allowed to install, PRIOR TO THE SUBSTANTIAL COMPLETION DATE, any and all data, telecommunications, and security systems including all wiring, so long as the installation does not delay or unreasonably interfere with Landlord’s contractors. All work done by

Tenant shall be performed by Landlord’s contractor or contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant may install Tenant’s furniture and fixtures prior to the Commencement Date so long as Tenant does not unreasonably interfere with Landlord’s contractors. Tenant and Tenant’s contractors must provide certificate of insurance prior to first entry to Premises.
     7. The Tenant Improvements shall be constructed in accordance with the Approved Plans and Specifications attached hereto as Exhibit C-1, subject to any changes as may be agreed to by Landlord and Tenant, and in compliance with all applicable law, in a good and workmanlike manner, free of defects and using materials and equipment of good quality. Tenant shall have the right to enter the Premises and inspect the construction of the Tenant Improvements. prior to the Commencement Date, Tenant shall have the right to submit a written “punch list” to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant’s acceptance of the Premises or the submission of a “punch list” with respect to the Tenant Improvements shall not be deemed a waiver of Tenant’s right to have defects in the Tenant Improvements repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable.

EXHIBIT C-1
APPROVED PLANS AND SPECIFICATIONS

TENANT IMPROVEMENT SCOPE OF WORK

1. Install new carpet in premises. Tenant will have ability to select color/grade from Landlord's standard carpet selections.
2. Paint all walls in the Premises in a mutually acceptable satin finish color.
3. Fill-in wall between room 1172 & 1174.
4. Deadbolt door leading into Exponent space by room 1159.
5. Install three (3) badge readers at the three internal entry doors to the Premises.
6. Install sidelight windows for each office.
7. Install clerestory windows on east and north wall of room 1170. Install clerestory window on east wall of room 1174, if building code allows.

Deadbolt Door
1158
1159
1160
1161
1162
1162A
1163
1164
1165
1166
1167
1168
1169
1170
1170A
1171
1172
1173
1174
1175
1176
1177
1179
1180
1181
1182
B
B
Badge Reader
Clerestory
Fill-in wall
Sidelights (Typical)

EXHIBIT D
COMMENCEMENT DATE MEMORANDUM

LANDLORD:	EXPONENT REALTY, LLC, a Delaware limited liability company

TENANT:	Corcept Therapeutics Incorporated, a Delaware corporation

LEASE DATE:

PREMISES:	149 Commonwealth Drive, Suite 1170,
Menlo Park, California 94025
Pursuant to Paragraph 4.C. of the above-referenced Lease, the Commencement Date is hereby established as ___and the Expiration Date is established as ___.

LANDLORD:

EXPONENT REALTY, LLC,
a Delaware limited liability company

By:	Exponent, Inc., a Delaware corporation, its sole
member and manager

	By:	Michael R. Gaulke, President and Chief
Executive Officer

TENANT:

Corcept Therapeutics Incorporated,
a Delaware corporation

By:

Its:

EXHIBIT E
RULES AND REGULATIONS
1.	No sign, placard, advertisement, name or notice shall be installed or displayed on any part of the outside or the inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions, doors or windows, which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

4.	All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or person.

5.	Landlord will furnish Tenant, free of charge, with one (1) key to all existing locks on interior doors in the Premises. Landlord will impose a reasonable charge per Landlord’s published price list for all additional keys, new locksets, and any other locksmithing services. Tenant shall not make or have made additional keys without Landlord’s prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord’s prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

6.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation.

7.	The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, and in the manner and in the elevators as may be designated by Landlord.

8.	Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant’s business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

9.	Tenant shall not use or keep on the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

10.	No animal, except service and assistance dogs when in the company of their master, may be brought into or kept in the Building.

11.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

12.	Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.	Landlord reserves the right to exclude any person from the Building between the hours of 6 p.m. and 7 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion. Notwithstanding anything to the contrary contained in the Lease or these Rules and Regulations, Tenant shall have access to the Premises twenty-four hours per day, seven days per week.
15.	Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

16.	The toilet rooms, toilets, urinals, showers, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17.	Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18.	Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

19.	Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

20.	Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

21.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

22.	Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the

Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23.	Use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

24.	Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord.

25.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant’s use of the Premises, Building or Property.

26.	Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

27.	Tenant shall not use the Premises, or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Project.

28.	Tenant’s requests for assistance will be attended to only upon appropriate application to Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29.	Tenant shall comply with all parking monitoring controls or devices from time to time installed or otherwise implemented by Landlord. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight without the prior written consent of Landlord’s manager for the Property, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

30.	The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant’s movers damage the elevator or any other part of the

Property, Tenant shall pay to Landlord the amounts required to repair the damage. Tenant shall maintain effective security control at all access points to and from the Building to ensure that moving personnel entering and leaving the Building do not commit theft.

31.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

33.	Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

35.	Where Landlord’s consent is required by these Rules and Regulations, Landlord’s consent shall not be unreasonable withheld or delayed. Notwithstanding anything to the contrary contained in the Lease or herein, Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Project, and does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights.

EXHIBIT F
Building Location: 149 Commonwealth Drive
ADDITIONAL SERVICES:
At the request of Tenant, Landlord may provide additional services such as, but not limited to, shipping/receiving services, mail services, furniture moves, moving and miscellaneous facilities services.
These services will be provided at a mutually agreed upon price and may be canceled by either party with thirty (30) days written notice.
CAFETERIA:
Tenant may use Landlord’s cafeteria with the following understandings:
•	Tenant employees will use a predetermined route to access the Landlord’s cafeteria. This route will be agreed upon mutually by Tenant and Landlord.

•	Catering is available through Landlord’s cafeteria at the published prices at the time of service.

•	In the event Tenant requires additional services and/or different methods of billing, it will be reviewed and mutually agreed upon by Tenant and Landlord prior to implementation.
KITCHENS/COFFEE STATIONS:
Tenant will be allowed to utilize the kitchens, coffee and first aid stations located adjacent to their space at a cost of $7.50 per employee, full time consultant or contractor per month.
CONFERENCE ROOMS:
Tenant will have the option to use Landlord’s Silicon Valley (#1146), Bellevue (#2029) and Boston (#2026) conference rooms. Usage is based upon a first come first serve basis at no additional charge to Tenant. Reservations will not be accepted more than seven (7) days in advance of the date requested and will not be accepted for periods of more than eight (8) consecutive hours without prior approval of Landlord.

COPY CENTER:
Tenant will have the option to use the Landlord Copy Center and withdraw supplies at Landlord’s published prices at the time of service.
FURNITURE:
Additional furniture is available for rent to Tenant by Landlord at the monthly pricing listed below. All furniture rented to Tenant by Landlord will remain the property of Landlord at the end of the Lease Period and will be accepted in as-is condition by Landlord at no additional charge to Tenant.

desks	$25.00 each/per month
bookcases	$10.00 each/per month
side chairs	$15.00 each/per month
desk chairs	$20.00 each/per month
standard file cabinets	$10.00 each/per month
tables	$10.00 each/per month
modular furniture	$75.00 per workstation/per month
Additional miscellaneous furniture may be available for rental at a mutually agreed upon price.
Tenant may purchase new furniture from Landlord’s supplier at Landlord’s cost plus five percent (5%) mark-up.
PIRL/VCOM:
Tenant will have the option to use the Landlord’s PIRL and VCOM services at Landlord’s commercial rates in effect at the time of service.
OFFICE NAME TAGS:
Office name tags, if required, will be the responsibility and at the expense of Tenant.
SECURITY:
Security Access Badges: Landlord will issue one (1) security access badge to each employee of Tenant at no charge. If any badges issued to Tenant employees are not returned upon separation from Tenant, Tenant will be charged $15.00 per badge for each badge that is not returned.
Locks: The locks on corridor doors in the leased space occupied by Tenant will be re-keyed initially by Landlord at no charge. One key for each door will be provided to Tenant at no charge. Thereafter, all re-keying of locks, making of keys, and any additional locksets required and not already in existence will be invoiced monthly to Tenant at Landlord’s published price in effect at the time of service. All locksets must be keyed to Landlord master key system and Tenant shall not change, alter, or modify any key or locksets at anytime without Landlord’s prior approval.
ANNUAL REVIEW OF PRICING:
The pricing, charges and/or mark-up applied to services provided to Tenant by Landlord will be reviewed annually to determine if Landlord’s costs of providing the aforementioned services have increased. In the event said costs have increased, the percent of increase will be passed along to Tenant.